Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectuses and “Disclosure of Portfolio Holdings”, “Independent Registered Public Accounting Firm”, and “Financial Statements” in the Statement of Additional Information and to the incorporation by reference of our report dated February 15, 2013 in the Registration Statement (Form N-1A) of Hartford Series Fund, Inc. for the year ended December 31, 2012 filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 104 under the Securities Act of 1933 (Registration No. 333-45431).

/s/Ernst & Young LLP

Minneapolis, Minnesota

April 26, 2013